Exhibit 99.1

Remark Media Announces $3.4 Million Registered Direct Offering

LAS VEGAS, NV, March 30, 2015 – Remark Media, Inc. (NASDAQ: MARK) (“Remark Media” or the “Company”) today announced that it has entered into subscription agreements with various investors for the sale of its common stock in a registered direct offering. The Company is selling 850,000 shares of its common stock at a price of $4.00 per share, for gross proceeds of $3.4 million.

“We are pleased to announce our capital raise from both new and existing strategic investors like Gordon Crawford and Ashford Capital Management, who share in our vision in building a public company platform focusing on the 18-34 year old demographic  (‘millennials’) globally,” said Remark Media CEO Kai-Shing Tao.   “We look forward to executing our business plan over the next six to nine months and sharing our results with everyone.”

Remark Media intends to use the net proceeds of the offering for general corporate purposes, which may include working capital for the Company’s various business units, acquisitions and capital expenditures.

Maxim Group LLC acted as lead placement agent for this offering.  The Benchmark Company acted as co-placement agent for this offering.  The offering is expected to close on or about March 31, 2015, subject to customary closing conditions.

The securities were offered and are being sold by means of a prospectus supplement dated March 30, 2015 and accompanying prospectus dated February 17, 2015, forming a part of the Company’s effective shelf registration statement (File No. 333-202024). Remark Media has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Copies of the prospectus supplement and accompanying base prospectus can be obtained directly from the Company or from the SEC’s website located at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Remark Media, nor shall there be any offer or sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Remark Media

Remark Media, Inc. (NASDAQ: MARK) is a global digital media company focusing on the 18-to-34-year-old, or the “Millennial”.  Our primary operations consist of owning and operating digital media properties, such as websites and applications for mobile devices, that provide unique, dynamic digital media experiences in multiple content verticals, including personal finance, young adult lifestyle, travel, education and entertainment.  Our websites and mobile applications provide what we believe are compelling content, trusted brands, and valuable resources for consumers.

We are headquartered in Las Vegas, Nevada, with additional operations in Beijing, China and Sao Paolo, Brazil.  Our common stock is listed on the NASDAQ Capital Market under the ticker symbol MARK.

Forward-looking Statements

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will” and “may”. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Remark Media. Relevant risks and uncertainties include those referenced in Remark Media’s filings with the SEC, and include but are not limited to: our losses and need to raise capital; ability to procure content and monetize audiences; recent and future changes in technology, services and standards; a disruption or failure of Remark Media’s or its vendors’ network and information systems or other technology relied on by Remark Media; changes in consumer behavior, including changes in spending behavior and changes in when, where and how content is consumed; the popularity of Remark Media’s products and services; changes in Remark Media’s plans, initiatives and strategies, and consumer acceptance thereof; competitive pressures, including as a result of user fragmentation and changes in technology; changes in advertising market conditions or advertising expenditures due to, among other things, economic conditions, changes in consumer behavior, pressure from public interest groups, changes in laws and regulations and other societal or political developments; piracy and Remark Media’s ability to exploit and protect its intellectual property rights in and to its content and other products; restrictions on intellectual property under agreements with third parties; challenges inherent in developing an online business; reliance on key personnel; risks of business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Remark Media assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Contact:
Douglas Osrow
+1 (702) 701-9514 ext. 3025
dosrow@remarkmedia.com